EXHIBIT 10.9


                        NAVIDEC FINANCIAL SERVICES, INC.
                            MANAGEMENT INCENTIVE PLAN


     1. Plan. The purpose of this Management Incentive Plan (the "Plan") is to reward management of Navidec Financial Services, Inc. (the "Company") for achieving certain financial and transactional goals. Upon adoption of the Plan by the Board of Directors of the Company (the "Board"), employees of the Company and its subsidiaries who are designated as Participants in the Plan in accordance with paragraph 2 hereof (each, a "Participant") shall be eligible to receive bonuses in the form of cash and stock options on the terms and subject to the conditions set forth in the Plan and the applicable Participation Agreement (as defined in paragraph 2 below). The Board has the discretion to determine participation by the Participants in the Plan on a transactional basis based upon the recommendation of the Chief Executive Officer of the Company.

     2. Participation.

        The Board, upon receiving a recommendation of the Chief Executive Officer of the Company, shall have the discretion to determine and designate the employees of the Company and its subsidiaries eligible to be Participants in the Plan. In addition, the Board, upon receiving a recommendation of the Chief Executive Officer of the Company, shall have the discretion to determine that an employee is no longer eligible to be a Participant in the Plan. Participation in the Plan shall be evidenced by the execution of a Participation Agreement (the "Participation Agreement") between the Company and the Participant (which need not be the same for each Participant), setting forth the Participant's percentage of participation for the Option Bonus and such other terms and conditions, consistent with the provisions of the Plan, relating to the participation in the Plan as the Board or its duly authorized committee (the "Committee") shall prescribe.

     3. Cash Bonuses

        (a) Upon the closing of a Transaction (as defined in paragraph 5(c) hereof), the Company shall set aside and pay or provide for a cash bonus pool (the "Cash Bonus Pool") equal to one percent (1%) of the Aggregate Transaction Value (as defined in paragraph 5(a) hereof) of such Transaction, from which individual cash bonuses (each, a "Cash Bonus") shall be paid to each Participant pursuant to, and consistent with, such Participant's Participation Agreement.

        (b) Each Participant's participation in the Cash Bonus Pool shall be expressed as a percentage of the Cash Bonus Pool based on each Participants annual base salary divided by the aggregate annual base salaries of all of the Participants in the Plan (the "Base Salary Pool")as set forth on Exhibit A, which shall be amended as additional Participants are designated or removed pursuant to paragraph 2 or removed due to a termination of employment pursuant to paragraph 6. For example, if there are three participants, each with an annual base salary of $50,000 totaling an Base Salary Pool of $150,000, then each participant would receive 33.3% of any Cash Bonus Pool.

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        (c) In the event additional Participants are designated pursuant to paragraph 2, the new Participant's annual base salary shall be included in the Base Salary Pool and each of the existing Participants' percentage of the Cash Bonus Pool shall be adjusted accordingly. Such adjustment shall be pro rata for each of the Participants. Further to the example in paragraph 3(b), if one additional participant is designated and approved and his annual base salary is $30,000, then the Base Salary Pool would be increased to $180,000 with the new participant receiving 16.7% of any Cash Bonus Pool and the other participants now receiving 27.8% of any Cash Bonus Pool.

        (d) The formula for participation in the Cash Bonus Pool shall not be changed except by an amendment to the Plan adopted by the Board.

        (e) Cash Bonuses payable under paragraph 3(a) of the Plan shall be paid in cash and the Chief Executive Officer shall determine, with the approval of the Board, the timing for the payment of any Cash Bonus based on the Company's current cash position, but in no event shall such payment be made later than six
(6) months following the closing of a Transaction.

     4. Stock Option Bonuses

        (a) Upon the closing of a Transaction (as defined in paragraph 5(c) hereof), the Company shall grant to Participants an option to purchase shares of the Company's common stock (an "Option") pursuant to, and consistent with, such Participant's Participation Agreement (each, an "Option Bonus"). Upon the closing of each Transaction, the Company shall grant to the Participants Options equal to thirty percent (30%) of the Aggregate Transaction Value (as defined in paragraph 5(a) hereof) of such Transaction (the "Option Bonus Pool"). The exercise price shall be equal to the current market price of the Company's common stock on the closing date of the Transaction. Such Option Bonuses will be granted pursuant to the terms and conditions of the Company's 2005 Stock Option Plan or such other stock option plan that the Company may adopt from time to time which shall include, among other things, the procedure for exercising the Options.

        (b) The Chief Executive Officer of the Company shall recommend to the Board for its consent and approval the percentage of participation of each Participant in the Option Bonus Pool.

        (c) In the event additional Participants are designated or removed pursuant to paragraph 2(a), the percentage of participation in the Option Bonus Pool for existing Participants may be adjusted on a pro rata basis and will be set forth on Exhibit B which shall be amended as additional Participants are designated or removed pursuant to paragraph 2(a) or removed due to a termination of employment pursuant to paragraph 6. For example, if there are two existing participants each receiving fifty percent (50%) of the Option Bonus Pool and one additional participant is designated, approved and granted a ten percent (10%) interest in the Option Bonus Pool then the percentage for each existing participant would be reduced to forty-five percent (45%).

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     5.  Definitions and Financial Determinations

        (a) As used herein, "Aggregate Transaction Value" shall mean the sum of the following (without duplication):

            (i) in the case of a Transaction involving a purchase of capital stock of a company, the total amount of cash and the fair market value (on the date of payment) of all other consideration paid or payable (including amounts paid into escrow) to the sellers in connection with such Transaction;

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            (ii) in the case of a Transaction involving the sale of assets and/or assumption of liabilities, the sum of (A) the total amount of cash and the fair market value (on the date of payment) of all other consideration paid or payable (including amounts paid into escrow) to the seller in connection with such Transaction, and (B) the total outstanding amount of all indebtedness and other liabilities assumed by, otherwise transferred to, or paid by, the Company, all as outstanding at the time of the closing of any such Transaction;

            (iii) in the case of any Transaction, the consideration paid for the equity issued or deemed to be issued, upon exercise (or issuable upon exercise) in connection with the consummation of the transaction of options, warrants or other rights or conversion or exchange of securities, all as outstanding at the time of the closing of any such Transaction;

            (iv) in the case of a Transaction involving the completion of public or private financing, the total amount of the cash raised in the financing; and

            (v) in the case of a Transaction involving a contract for fees, the total amount of cash and the fair market value (on the date of payment) of all other consideration paid or payable to NFS or its subsidiaries as fees pursuant to the terms of the contract.

        (b) Equity securities constituting part of Aggregate Transaction Value that are traded on a national securities exchange or quoted on the NASDAQ National Market System shall be valued at the last closing price thereof on the day immediately preceding the closing of any such transaction. Such equity securities that are traded in another over-the-counter market shall be valued at the mean between the closing bid and asked prices on the day immediately preceding the closing of any such transaction and if the bid and asked prices are not available for such date then the average of the mean between the bid and asked prices for the 30-day period immediately preceding the closing of any such transaction. Any debt or other securities or other property or assets constituting part of Aggregate Transaction Value shall be valued at the fair market value thereof, as reasonably determined by the Board.

        (c) As used in the Plan, the occurrence of any of the following events shall constitute a "Transaction:"

            (i) The acquisition by the Company of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of a company; or

            (ii) The consummation of a purchase, in any transaction or series of transactions, of all or substantially all of the assets of a company including any subsidiaries; or

            (iii) The completion of a private or public financing transaction for the Company or any of its subsidiaries; or

            (iv) The execution of a consulting contract for fees.

        (d) The term "Transaction Bonus" shall mean both the Cash Bonus and Option Bonus of a Participant.

     6. Termination of Employment.

        (a) If a Participant resigns from employment with the Company, or if a Participant's employment with the Company is terminated for Cause (as defined in paragraph 6(d) hereof) or terminated by reason of death or Disability (as defined in the Participation Agreement), the Participant shall immediately cease to be a Participant and shall not be entitled to receive any further bonuses under the Plan; provided, however, that the terminated Participant shall be entitled to receive the Transaction Bonus for any Transaction that closed prior to the date of termination but not yet paid.

        (b) If a Participant's employment with the Company is terminated by the Company without Cause, the Participant shall be entitled to receive a Transaction Bonus payable by reason of any Transaction closing at any time within three (3) months after the date of termination.

        (c) Except as provided in this paragraph 6, a Participant must, on the date on which a Transaction is consummated and the Transaction Bonus accrues, be in the employ of the Company.

        (d) For purposes of the Plan, "Cause" shall mean with respect to any
Participant: (i) the willful and repeated failure, refusal, or neglect of the Participant, after reasonable notice and opportunity to cure, to perform the duties assigned to the Participant to the reasonable satisfaction of the Chief Executive Office of the Company; (ii) commission by the Participant of theft or embezzlement of Company property or other acts of dishonesty; (iii) commission by the Participant of a crime resulting in injury to the business, property or reputation of the Company or commission of other significant activities harmful to the business or reputation of the Company; (iv) commission of an act by the Participant in the performance of his duties determined by the board of directors of the Company to amount to gross, willful, or wanton negligence; or
(v) any significant violation by the Participant of any statutory or common law duty of loyalty to the Company.

         7. Stockholder Approval. The Company shall obtain stockholder approval of the Plan from time to time as necessary to assure that bonuses paid pursuant to the Plan will not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

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         8. Assignment; Binding Effect. Neither the bonuses nor any other rights under the Plan may be transferred other than by will or the laws of descent and distribution. Any other transfer or any attempt at assignment, pledge or hypothecation, whether by operation of law or not, shall be void, except as provided in paragraph 6(a) hereof. The bonuses are not subject to execution, attachment or other process and no person shall be entitled to exercise any right of a Participant under the Plan or possess any rights hereunder by virtue of any attempted execution, attachment, or other process.

         9. No Contract of Employment. In no event shall the participation in this Plan by a Participant give or be deemed to give the Participant any right to be retained in the employ of the Company or any subsidiary.

         10. Interpretation. The Board or the Committee shall make all determinations required to be made hereunder and shall interpret all provisions of this Plan and any Participation Agreement, as it deems necessary or desirable, in its sole discretion. Such determinations and interpretations shall be binding and conclusive on all interested parties.

         11. Administration of Plan. The Plan shall be administered by the Board or the Committee. The Chief Executive Officer of the Company shall determine and recommend to the Board or the Committee individuals entitled to participate in the Plan, the amount and timing of such participation, and all other terms and conditions related thereto. The Board or the Committee may delegate the duties of interpretation and administration of the Plan; provided, however, that, with respect to awards to any director or officer of the Company, the Board or the Committee shall not delegate the initial approval of participation or the terms and conditions of such participation.

         12. Amendment. The Company shall have the right to amend the Plan at any time; provided, however, that, except as provided herein, no such action shall affect or in any way impair the rights of Participants under any award previously made under the Plan.

         13. Termination. The Company shall have the right to terminate or suspend the Plan at any time.

         14. Withholding Obligation. The Company shall have the right to deduct from any distribution of cash to the Participants an amount equal to the Federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to the payment of any Transaction Bonus.

         15. Governing Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the state of Colorado, without giving effect to the conflict of laws principals thereof.

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         16. Severability. In the event any provision of this Plan (or any part thereof) is, or is for any reason adjudged to be, void, unlawful, unenforceable or invalid, then disregarding such provision or provisions (or any void, unlawful, unenforceable or invalid part thereof), the remaining provisions hereof shall subsist and be valid and be carried into full force and effect.

         17. Notices. Any notices required to be given to the Company pursuant to this Plan shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile. The address for such communications shall be:



                    To the Company:

                             Navidec Financial Services, Inc.
                             6399 S. Fiddlers Green Circle, Suite 300
                             Greenwood Village, CO 80111
                             Attention: Secretary
                             Facsimile: 303-222-1001

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                                    Exhibit A
                                    ---------


Name of Participant           Annual Base Salary           Cash Bonus Percentage
-------------------           ------------------           ---------------------







Aggregate Annual Base Salary as of June 15, 2005:  $_______

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                                    Exhibit B
                                    ---------


         Name of Particip                        Option Bonus Percentage
         ----------------                        -----------------------


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